INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT


We consent to the incorporation by reference in this Registration Statement of Altair Nanotechnologies Inc. and subsidiaries on Form S-3 of our report dated March 10, 2004, appearing in the Annual Report on Form 10-K of Altair Nanotechnologies Inc. and subsidiaries for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
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Salt Lake City, Utah
July 1, 2004